CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of the Montana Tax-Free Fund, Inc., filed as part of this Post-Effective Amendment No. 17 to the  Montana Tax-Free Fund, Inc.’s Registration Statement under the Securities Act of 1933 (File No. 33-63306) and Post-Effective Amendment No. 18 to the Montana Tax-Free Fund, Inc.’s Registration Statement under the Investment Company Act of 1940 (File No. 811-7738).

/s/  Sutherland Asbill & Brennan LLP
Sutherland Asbill & Brennan LLP
Washington, D.C.
February 28, 2005